SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is dated as of January 3, 2005, and is by and among IC MARKETING, INC., a Nevada corporation (“ICM”), AMERICAN CONSUMER PUBLISHING ASSOCIATION, INC., an Oregon corporation (“ACPA”), RAYBOR MANAGEMENT, INC., a Delaware corporation (“RMI”), and BACK 2 BACK’S, INC., an Oregon corporation (“B2B” and together with ICM, ACPA, RMI, and B2B are sometimes collectively referred to in this Agreement as the “Issuers”), and C3 CAPITAL PARTNERS, L.P., a Delaware limited partnership, its successors and assigns (together with its successors and assigns, “Purchaser”).

RECITALS

The following recitals are a material part of this Agreement.

A. Issuers and Purchaser are parties to that certain Securities Purchase Agreement of even date herewith (as the same may hereafter be modified, amended, restated or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which, among other things, the Issuers have agreed to issue and sell, and Purchaser has agreed to purchase from Issuers, an initial 12% Secured Note in the principal amount of $1,500,000.00 and may issue one or more such 12% Secured Notes (in an aggregate amount not to exceed $3,000,000.00) during the term of the Securities Purchase Agreement, as and to the extent contemplated therein.

B. To induce Purchaser to enter into the Securities Purchase Agreement and to purchase the Notes as contemplated in the Securities Purchase Agreement, the Issuers have agreed to grant to the Purchaser a security interest in all of their respective existing and future property to secure all of their respective existing and future obligations to the Purchaser, including all of their respective Obligations under the Securities Purchase Agreement.

C. Issuers are parties to that certain Business Loan Agreement with Washington Mutual Bank (“WaMu”) dated June 28, 2004 and certain other loan documents related thereto (collectively, the “WaMu Loan Documents”) pursuant to which WaMu has extended credit to Issuers and has taken a security interest (the “WaMu Lien”) in certain real property assets and all personal property assets of Issuers.

D. Concurrently with the execution of the Securities Purchase Agreement, Issuers, Freedom Financial, Inc., Purchaser and WaMu are entering into an Intercreditor Agreement of even date (the “Intercreditor Agreement”) reflecting the relative rights and obligations of the parties thereto with respect to the obligations owed to WaMu under the WaMu Loan Documents (collectively the “WaMu Loan Obligations”), the Obligations owed to Purchaser under the Investment Documents, and the collateral provided to WaMu and Purchaser, respectively, to secure their respective obligations.

AGREEMENT

NOW, THEREFORE, to induce the Purchaser to enter into the Securities Purchase Agreement and to extend the credit reflected in the purchase of the Notes, and in recognition that the Purchaser would not enter into the Securities Purchase Agreement or purchase the Notes but for Issuers’ promises and agreements hereunder, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties, the Issuers and the Purchaser agree as follows:

1. Definitions. All capitalized terms used in this Agreement without definition have the definitions given to them in the Securities Purchase Agreement. The term “State,” as used herein, means the State of Missouri. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. “Obligations” means all of the indebtedness, obligations and liabilities of the Issuers to Purchaser, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Notes, the Warrants, the Securities Purchase Agreement, the other Investment Documents, any promissory notes or other instruments or agreements executed and delivered pursuant thereto or in connection therewith, or any other promissory notes or other instruments or agreements obligating Issuers to Purchaser. “Event of Default” means any failure of any Issuer to pay the Obligations when due or perform as and when due to be performed any action under the terms of the Securities Purchase Agreement, the Notes, or the other Investment Documents, after giving effect to all applicable grace, notice and cure periods.

2. Grant of Security Interest. The Issuers hereby jointly and severally and collectively grant to Purchaser a security interest in all of each of the Issuer’s right, title and interest in all of its property, wherever located, whether such property or right, title or interest therein or thereto is now owned or existing or hereafter acquired or arising, including all of the following (collectively, the “Collateral”):

(a) All accounts and accounts receivable, including present and future rights to payment for goods, merchandise or inventory sold or leased or for services rendered, including those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance, whether or not the same are listed on any schedules, reports or assignments furnished to Purchaser from time to time, whether now existing or created at any time hereafter, accounts, proceeds of any letters of credit on which Issuer is named as beneficiary, contract rights, chattel paper, instruments, documents, insurance proceeds, and all such obligations whatsoever owing to Issuer, together with all instruments and all documents of title representing any of the foregoing, all rights in any goods, merchandise or inventory that any of the same may represent, all rights in any returned or repossessed goods, merchandise and inventory, and supporting obligations with respect to each of the foregoing, including any right of stoppage in transit, replevin and reclamation and all other rights and remedies of an unpaid vendor or lienor, and any liens held by the Issuer as a mechanic, contractor, subcontractor, processor, materialman, machinist, manufacturer, artisan or otherwise;

(b) All equipment, machinery, tools, fittings, furniture and fixtures, and all parts and accessions relating to any of the foregoing;

(c) All inventory, general intangibles relating to or arising out of inventory, goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise goods, incidentals, office supplies, packaging materials, and any and all items, including machinery and equipment used or consumed in the operation of the business of Issuer and which contribute to the finished product or to the sale, promotion and shipment thereof, in which Issuer now or at any time hereafter may have an interest whether or not such inventory is listed in any agreement with or reports furnished to Purchaser from time to time;

(d) All general intangibles, contract rights, claims and causes of action (including claims and causes of action arising in tort), tax refunds, insurance proceeds, rights to receive money or property generally, books, records (in whatever form maintained by or on behalf of the Issuer), customer and supplier lists, ledgers, invoices, drawings, copyrights, plans, specifications, trade names, trademarks, service marks, goodwill, licenses, franchises, trade secrets, computer programs, object codes, source codes, manuals, know-how, inventions, designs, patents, patent applications, and all other intellectual property of any nature or description whatsoever

(e) All investment property, securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, commodity accounts and all other financial assets;

(f) All instruments, including all promissory notes, guarantys, liens, and all writings which evidence a right to the payment of money;

(g) All chattel paper, including all writings which evidence both a monetary obligation and a security interest in or a lease of specific goods;

(h) All deposit accounts, including any demand, time or like account with a financial institution (whether or not maintained with Purchaser) and the balances thereof, and all certificates of deposit;

(i) All property (other than that described in subsections (a) through (h) above) in which a security interest may now or hereafter attach or otherwise be created under the Code or other applicable law; and

(j) All additions and accessions to, replacements and substitutions for, products and proceeds of, and rents, offspring, revenues, and profits from, the property and the use or operation of the property described in subsections (a) through (i) above, whether tangible or intangible, and, to the extent not otherwise included, all payments under any insurance policy (whether or not Purchaser is the loss payee thereof) and under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

To the extent that the Uniform Commercial Code does not apply to any item of the Collateral, it is the intention of the parties and this Agreement that Purchaser have a common law pledge and/or collateral assignment of such item of Collateral.

3. Authorization to File Financing Statements. The Issuers hereby irrevocably authorize Purchaser at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as all assets of any Issuer or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether any Issuer is an organization, the type of organization and any organizational identification number issued to such Issuer and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Issuers agree to furnish any such information to Purchaser promptly following receipt of Purchaser’s written request. The Issuers also ratify their authorization for Purchaser to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4. Actions as to Any and All Collateral. Issuers further agree, at the request and option of Purchaser, to take any and all other actions Purchaser may determine to be necessary or useful for the attachment, perfection and first priority of, Purchaser’s security interest in any and all of the Collateral, including, without limitation, (a) causing Purchaser’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Purchaser to enforce, Purchaser’s security interest in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, Purchaser’s security interest in such Collateral, (c) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Purchaser, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and (d) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Purchaser.

5. Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by Issuers to Purchaser which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of Purchaser hereunder.

6. Representations and Warranties Concerning Issuers’ Legal Status. Issuers have previously delivered to Purchaser a certificate signed by Issuers and entitled “Perfection Certificate” (the “Perfection Certificate”). Issuers represent and warrant to Purchaser as follows: (a) each Issuer’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) each Issuer is an organization of the type, and is organized in the jurisdiction set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth each Issuer’s organizational identification number or accurately states that each Issuer has none, (d) the Perfection Certificate accurately sets forth each Issuer’s place of business or, if more than one, its chief executive office, as well as each Issuer’s mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to each Issuer is accurate and complete, and (f) that there has been no change in any information provided in the Perfection Certificate since the date on which it was executed by Issuers.

7. Covenants Concerning Issuers’ Legal Status. Issuers covenant with Purchaser as follows: (a) without providing at least 14 days’ prior written notice to Purchaser, no Issuer will change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if a Issuer does not have an organizational identification number and later obtains one, such Issuer shall forthwith notify Purchaser of such organizational identification number, and (c) without providing at least 14 days’ prior written notice to Purchaser, no Issuer will change its type of organization, jurisdiction of organization or other legal structure.

8. Representations and Warranties Concerning Collateral, etc. Issuers further represent and warrant to Purchaser as follows: (a) Issuers are the owner of or have other rights in or power to transfer the Collateral, free from any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and Permitted Liens (as defined in the Securities Purchase Agreement), (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) Issuers hold no commercial tort claim except as indicated on the Perfection Certificate, and (e) each Issuer has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (f) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete, and (g) that there has been no change in any information provided in the Perfection Certificate since the date on which it was executed by Issuers.

9. Collateral Protection Expenses; Preservation of Collateral.

9.1. Expenses Incurred by Purchaser. In Purchaser’s discretion after written notice to Issuers, if Issuers fail to do so, Purchaser may discharge taxes and other Liens at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums provided that the respective Issuer is not timely taking action in good faith to challenge the subject taxes or remove the subject Liens. Issuers agree to reimburse Purchaser on demand for all expenditures so made. Purchaser shall have no obligation to Issuers to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any default or Event of Default.

9.2 Issuers’ Obligations and Duties. Anything herein to the contrary notwithstanding, Issuers shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by any Issuer thereunder except for contracts that are terminated or allowed to lapse in the ordinary course of Issuers’ business as previously conducted. Purchaser shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Purchaser of any payment relating to any of the Collateral, nor shall Purchaser be obligated in any manner to perform any of the obligations of Issuers under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Purchaser in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Purchaser or to which Purchaser may be entitled at any time or times. Purchaser’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as Purchaser deals with similar property for its own account.

10. Securities and Deposits. Upon the occurrence and during the continuation of any Event of Default, Purchaser may (at its option) at any time after written notice to Issuers of its intent to do so, (i) take action to foreclose upon any Securities Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations, and/or (ii) demand, sue for, collect, or make any settlement or compromise that it deems desirable with respect to the Collateral.

11. Notification to Account Debtors and Other Persons Obligated on Collateral. Upon the occurrence and during the continuation of any Event of Default, Issuers shall, at the option of Purchaser and after written notice by Purchaser, notify account debtors and other persons obligated on any of the Collateral of the security interest of Purchaser in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Purchaser or to any financial institution designated by Purchaser as Purchaser’s agent therefor, and Purchaser may itself, without notice to or demand upon Issuers, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, Issuers shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Issuers as trustee for Purchaser without commingling the same with other funds of Issuers and shall turn the same over to Purchaser in the identical form received, together with any necessary endorsements or assignments.

12. Power of Attorney.

12.1. Appointment and Powers of Purchaser. Issuers hereby irrevocably constitutes and appoints Purchaser and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Issuers, or any Issuer, or in Purchaser’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement upon the occurrence and during the continuation of any Event of Default. Without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of Issuers, without notice to or assent by any Issuer, to do the following:

(a) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State, and to do, at Issuers’ expense, at any time, or from time to time, all acts and things which Purchaser deems necessary or useful to protect, preserve or realize upon the Collateral and Purchaser’s security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as Issuers might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to Issuers, the exercise of voting rights with respect to voting securities, which rights may be exercised, if Purchaser so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that Issuers’ authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without any Issuer’s signature, or a photocopy of this Agreement in substitution for a financing statement, as Purchaser may deem appropriate and to execute in any Issuer’s name such financing, statements and amendments thereto and continuation statements which may require any Issuer’s signature.

This power of attorney is a power coupled with an interest and is irrevocable.

12.2. No Duty on Purchaser. The powers conferred on Purchaser hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Purchaser shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Issuers for any act or failure to act, except for Purchaser’s own gross negligence or willful misconduct.

13. Rights and Remedies. If an Event of Default shall have occurred and be continuing, Purchaser, without any other notice to or demand upon Issuers, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose Purchaser may, so far as Issuers can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Purchaser may in its discretion require Issuers to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of each Issuer’s principal office(s) or at such other locations as Purchaser may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Purchaser shall give to Issuers at least 10 days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Issuers hereby acknowledge that 10 days’ prior written notice of such sale or sales shall be reasonable notice. In addition, Issuers waive any and all rights that they may have to a judicial hearing in advance of the enforcement of any of Purchaser’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

14. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Purchaser to exercise remedies in a commercially reasonable manner, Issuers acknowledge and ,agree that it is not commercially unreasonable for Purchaser (a) to fail to incur expenses reasonably deemed significant by Purchaser to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents (which are not reasonably obtainable) for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of paid collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Issuers, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Purchaser against risks of loss, collection or disposition of Collateral or to provide to Purchaser a guaranteed return from the collection or disposition of Collateral, or (1) to the extent deemed appropriate by Purchaser, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Purchaser in the collection or disposition of any of the Collateral. Issuers acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by Purchaser would fulfill Purchaser’s duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in Purchaser’s exercise of remedies against the Collateral and that other actions or omissions by Purchaser shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 14. Without limitation upon the foregoing, nothing contained in this Section 14 shall be construed to grant any rights to Issuers or to impose any duties on Purchaser that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.

15. No Waiver by Purchaser, etc. Purchaser shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by Purchaser. No delay or omission on the part of Purchaser in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of Purchaser with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Purchaser deems expedient.

16. Suretyship Waivers by Issuers. To the extent that Issuers are deemed sureties under this Agreement, Issuers waive demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, to the extent that Issuers are deemed sureties under this Agreement, such Issuers assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Purchaser may deem advisable. Purchaser shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9.2. Issuers further waive any and all other suretyship defenses.

17. Marshalling. Purchaser shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Issuers hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Purchaser’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Issuers hereby irrevocably waive the benefits of all such laws.

18. Proceeds of Dispositions; Expenses. Issuers shall pay to Purchaser on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Purchaser in protecting, preserving or enforcing Purchaser’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Purchaser may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to Issuers. In the absence of final payment and satisfaction in full of all of the Obligations, Issuers shall remain liable for any deficiency.

19. Subordination. Notwithstanding anything to the contrary in this Agreement, the payment of principal and interest on the Notes, the collection and enforcement of the Obligations, and the Purchaser’s rights and remedies under this Agreement, including with respect to the Collateral, and the priority of Purchaser’s Liens on the Collateral shall be, to the extent set forth in the Intercreditor Agreement, subordinate and junior in right to the WaMu Loan Documents, the WaMu Lien and the WaMu Loan Obligations.

20. Governing Law; Consent to Forum. This Agreement shall be governed by the laws of the State of Missouri without giving effect to any choice of law rules thereof; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Missouri, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Purchaser’s security interest, lien or mortgage upon such collateral and the enforcement of Purchaser’s other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Missouri. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH OF THE ISSUERS HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN JACKSON COUNTY, MISSOURI OR FEDERAL COURT IN THE WESTERN DISTRICT OF MISSOURI, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH OF THE ISSUERS WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. ISSUERS FURTHER AGREES NOT TO ASSERT AGAINST HOLDER (EXCEPT BY WAY OF A DEFENSE OR COUNTERCLAIM IN A PROCEEDING INITIATED BY HOLDER) ANY CLAIM OR OTHER ASSERTION OF LIABILITY WITH RESPECT TO THIS NOTE, THE OTHER INVESTMENT DOCUMENTS, HOLDER’S CONDUCT OR OTHERWISE IN ANY JURISDICTION OTHER THAN THE FOREGOING JURISDICTIONS.

21. WAIVER OF JURY TRIAL AND COUNTERCLAIMS. TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR CONSIDERATION TO HOLDER, EACH OF THE ISSUERS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH PURCHASER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR IN ANY COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, OR THE PURCHASER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

22. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon Issuers and their respective successors and assigns, and shall inure to the benefit of Purchaser and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Issuers acknowledge receipt of a copy of this Agreement.

23. Termination upon Repayment of Notes. This Agreement shall terminate upon the Purchaser’s receipt of the final payment of all amounts due and outstanding under the Notes. Upon such termination, Purchaser shall take all such action as may be required to release and terminate the security interests, Liens, transfers, grants of power, and assignments created, provided or effectuated in this Agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ISSUERS:	IC MARKETING, INC.,
a Nevada corporation

By: ____________________________
Name: __________________________
Title: ___________________________

AMERICAN CONSUMER PUBLISHING ASSOCIATION, INC.,
an Oregon corporation

By: ____________________________
Name: __________________________
Title: ___________________________

RAYBOR MANAGEMENT, INC.,
a Delaware corporation

By: ____________________________
Name: __________________________
Title: ___________________________

BACK 2 BACK’S, INC.,
an Oregon corporation

By: ____________________________
Name: __________________________
Title: ___________________________

PURCHASER:	C3 CAPITAL PARTNERS, L.P., a Delaware limited partnership By: C3 Partners, LLC Its: General Partner By: ____________________________ Name: ____________________________ Title: Manager

[SIGNATURE PAGE TO SECURITY AGREEMENT]